UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2010 (August 13, 2010)
MYLAN INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-9114	25-1211621
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1500 Corporate Drive
Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (724) 514-1800
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On August 13, 2010, Mylan Inc. (the “Company”) completed a private placement of $300 million aggregate principal amount of Senior Notes due 2020 (the “Notes”). The Notes were issued as additional notes under an existing indenture, dated as of May 19, 2010 (the “Indenture”), among the Company, the guarantors named therein and The Bank of New York Mellon, as trustee, under which Mylan issued $700 million aggregate principal amount of 7.875% Senior Notes due 2020.
     The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”) to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes are the Company’s senior unsecured obligations and are guaranteed on a senior unsecured basis by certain of the Company’s domestic subsidiaries.
     The Notes bear interest at a rate of 7.875% per year, accruing from May 19, 2010. Interest on the Notes is payable semiannually in arrears on January 15 and July 15 of each year, beginning on January 15, 2011. The Notes will mature on July 15, 2020, subject to earlier repurchase or redemption in accordance with the terms of the Indenture.
     The Company may redeem some or all of the Notes at any time prior to July 15, 2015 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to the redemption date and an applicable make-whole premium set forth in the Indenture. On or after July 15, 2015, the Company may redeem some or all of the Notes at redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to the redemption date. In addition, at any time prior to July 15, 2013, the Company may redeem up to 35% of the aggregate principal amount of Notes at a specified redemption price set forth in the Indenture with the net cash proceeds of certain equity offerings. If the Company experiences certain change of control events, it must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.
     The Indenture contains covenants that, among other things, restrict the Company’s ability and the ability of certain of its subsidiaries to incur indebtedness or issue certain preferred equity; enter into sale-leaseback transactions; pay dividends, redeem stock or make other distributions or restricted payments; make certain investments; agree to payment restrictions on the Company’s subsidiaries; sell or otherwise transfer or dispose of assets, including equity interests of the Company’s subsidiaries; enter into transactions with affiliates; create liens; designate subsidiaries as unrestricted subsidiaries; and consolidate, merge or sell substantially all of the Company’s assets. These covenants are subject to a number of important exceptions and qualifications, including the fall away or revision of certain of these covenants upon the Notes receiving investment grade credit ratings.
     The Company intends to use the net proceeds of this offering to finance a portion of the $550 million purchase price for the previously-announced acquisition of all of the equity of Bioniche Pharma Holdings Limited, a privately held, global injectable pharmaceutical company.

If the Bioniche Pharma acquisition is not consummated, the Company intends to use the net proceeds from the offering for general corporate purposes, which may include repayment of indebtedness or business development opportunities.
     The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture, incorporated by reference from Exhibit 4.1 hereto.
Item 8.01. Other Events.
     On August 13, 2010, the Company issued a press release announcing the completion of the Notes offering. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated May 19, 2010, among the Company, the guarantors named therein and The Bank of New York Mellon, as trustee (incorporated by reference to our Current Report on Form 8-K filed with the Securities And Exchange Commission on May 19, 2010).

99.1	Press Release of Mylan Inc., dated August 13, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN INC.
Date: August 13, 2010	By:	/s/ John D. Sheehan
John D. Sheehan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated May 19, 2010, among the Company, the guarantors named therein and The Bank of New York Mellon, as trustee (incorporated by reference to our Current Report on Form 8-K filed with the Securities And Exchange Commission on May 19, 2010).

99.1	Press Release of Mylan Inc., dated August 13, 2010.